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                                                                    EXHIBIT 10.9

                                  PRIMEDIA INC.
                            2001 STOCK INCENTIVE PLAN


1.    PURPOSE OF PLAN

      The PRIMEDIA Inc. 2001 Stock Incentive Plan (the "Plan") is designed:

      (a) to promote the long term financial interests and growth of PRIMEDIA Inc. (the "Corporation") and its Subsidiaries (as defined below) by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

      (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

      (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.    DEFINITIONS

      As used in the Plan, the following words shall have the following meanings:

      (a) "Affiliate" shall mean, with respect to the Corporation, any entity directly or indirectly controlling, controlled by, or under common control with, the Corporation or any other entity designated by the Board of Directors in which the Corporation or an Affiliate has an interest.

      (b) "Board of Directors" means the Board of Directors of the Corporation.

      (c) "Change in Control" shall mean the occurrence of any one of the following events:

            (i) transaction or series of related transactions whereby KKR Associates and/or its affiliates ("KKR") sells or otherwise disposes of beneficial ownership (within the meaning of Rule 13 d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of securities of the Corporation representing 35% or more of the combined voting power of all securities of the Corporation entitled to vote in the election of directors of the Corporation to any single person or group (within the meaning of Section 13(d)(3) of the 1934 Act, and the rules and regulations promulgated thereunder), other than to an Affiliate of KKR, and in connection with or following such disposition such single person or group obtains control of a majority of the seats (other than vacant seats) on the Board;

            (ii) the Corporation adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;


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            (iii) all or substantially all of the assets or business of the
      Corporation are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Corporation immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting securities of the Corporation, all of the voting securities or other ownership interests of the entity or entities, if any, that succeed to the business of the Corporation); or

            (iv) the Corporation combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Corporation immediately prior to the combination hold, directly or indirectly, 50% or less of the voting securities of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting securities of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

      (d) "Committee" means the Compensation Committee of the Board of Directors.

      (e) "Common Stock" or "Share" means common stock of the Corporation which may be authorized but unissued, or issued and reacquired.

      (f) "Derivative Security" has the meaning given it in Rule 16a-1(c) under the Exchange Act.

      (g) "Employee" means a person, including an officer, in the employment of the Corporation or one of its Subsidiaries who is selected by the Committee.

      (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (i) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

      (j) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of a Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or Other Stock Based Grant or any combination of the foregoing.

      (k) "Grant Agreement" means an agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

      (l) "Participant" means an Employee, or other person having a relationship with the Corporation or any of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of the Corporation or one of its Subsidiaries may not be a Participant.


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      (m)   "Stock-Based Grants" means the collective reference to the grant of
Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock Based Grants.

      (n) "Stock Options" means the collective reference to "Incentive Stock Options" and "Other Stock Options".

      (o) "Subsidiary" means any entity of which the Corporation owns, either directly or indirectly, at least 50% of the combined voting power or economic interest of such entity.

3.    ADMINISTRATION OF PLAN

      (a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

      (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

      (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

      (d) The Committee may construe and interpret the Plan and the Grants awarded thereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective.

      (e) The Committee may determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan.


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      (f)   The Committee may resolve all questions of interpretation arising under or in connection with the administration of the Plan, exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan, and generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

      (g) All decisions and determinations by the Committee in the exercise of the powers conferred upon it under the Plan shall be final, binding and conclusive upon the Company, the Subsidiaries, Participants and all other persons having any interest therein.

4.    ELIGIBILITY

      The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with the Corporation or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of the Corporation or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of the Corporation.

5.    GRANTS

      From time to time, the Committee will determine the forms and amounts of Grants to Participants. Grants shall be subject to such terms and conditions, including without limitation, vesting and exercisability periods or restrictions, and the effect on a Grant of a termination or change in employment status of a Participant (including a termination or change by reason of a sale of a subsidiary or division of the Corporation), as the Committee may in its discretion determine. Such Grants may take the following forms in the Committee's sole discretion:

      (a) INCENTIVE STOCK OPTIONS - These are stock options within the meaning of Section 422 of the Code, to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a),
(i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of the Corporation or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.


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      (b)   OTHER STOCK OPTIONS - These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition by the optionholder of Purchase Stock under Paragraph 5(e) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(b),
(i) may not be exercised more than 10 years after the date it is granted and
(ii) may not have an option exercise price less than 30% of the Fair Market Value of Common Stock on the date it is granted.

      (c) STOCK APPRECIATION RIGHTS - These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value on the date of Grant (the "base value") multiplied by (iii) the number of rights exercised as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraph 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised more than 10 years after the date it is granted.

      (d) RESTRICTED STOCK - Restricted Stock is Common Stock delivered to a Participant with restrictions or conditions on the Participant's right to transfer or sell such stock; provided that the price of any share of Restricted Stock delivered for consideration other than services and not as bonus stock may not be less than 30% of the Fair Market Value of a share of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value of a share of Common Stock. The number of shares of Restricted Stock and the restrictions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions.

      (e) PURCHASE STOCK - Purchase Stock are shares of Common Stock offered to a Participant at such price as determined by the Committee; provided, however, that the price per share of such Purchase Stock may not be less than 30% of the Fair Market Value of the Common Stock on the date such shares of Purchase Stock are offered.

      (f) DIVIDEND EQUIVALENT RIGHTS - These are rights to receive cash payments from the Corporation at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

      (g) PERFORMANCE UNITS - These are rights to receive at a specified future date, payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At


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the time of the Grant, in the Grant Agreement or by other Plan rules, the
Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which Corporation performance will be measured. These factors must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which Corporation performance will be measured shall be not less than six months.

      (h) PERFORMANCE SHARES - These are rights to receive at a specified future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the (i) average of the Fair Market Value of a share of Common Stock on each trading day during the last forty-five (45) days of such period, multiplied by (ii) a specified number of shares of Common Stock. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which performance will be measured. The factors will be based on Corporation performance and must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which Corporation performance will be measured shall be not less than six months. Performance Shares will be granted for no consideration other than services.

      (i) OTHER STOCK-BASED GRANTS - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(d)), are or may in the future be acquired, or Grants denominated in stock units, including Grants valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration other than services that provides for the acquisition of shares of Common Stock or other equity securities of the Corporation may not be less than 30% of the Fair Market Value of a share of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

      (j) MANNER OF EXERCISE AND PAYMENT OF STOCK OPTIONS - A Stock Option, or portion thereof, shall be exercised for whole shares of Common Stock by delivery of a written notice of exercise to the Corporation and payment of the full exercise price of the shares being purchased. A Participant may exercise a Stock Option with respect to less than the full number of shares for which the Stock Option may then be exercised. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

            (1) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation,

            (2) through the delivery of shares of Common Stock (which the Participant has held for at least six months prior to delivery of such shares or where the Participant has purchased on the open market and for which the Participant holds title free and clear of all liens


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and encumbrances) with an aggregate Fair Market Value on the date of exercise equal to the exercise price,

            (3) by delivery of an irrevocable notice of exercise to a financial institution acceptable to the Corporation to deliver promptly to the Corporation the portion of sale or loan proceeds sufficient to pay the exercise price,

            (4) through the written election of the Participant to have shares of Common Stock withheld by the Corporation from the shares otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price or Federal, state and local tax withholding obligations in connection with such exercise or

            (5) by any combination of the above methods of payment.

      The Committee shall have sole discretion to disapprove of an election for delivering or withholding Common Stock upon exercise of a Stock Option in accordance with clauses (2)-(5) above and may impose such limitations and prohibitions on the use of Common Stock to exercise a Stock Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of a Stock Option or tax withholding obligation. If the method of payment in clause (3) is elected, the Stock Option will be deemed to be exercised simultaneously with the sale of the shares by the financial institution. If the shares to be acquired on such exercise cannot be sold for a price equal to or greater than the full Exercise Price, then there will be no exercise of the Stock Option.

      (k) NONTRANSFERABILITY OF DERIVATIVE SECURITIES: No Stock Option or Stock-Based Grant which constitutes a Derivative Security shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation or be subject to attachment, execution or other similar process. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of a Stock Option or any such Stock-Based Grant or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate the Stock Option or such Stock-Based Grant by notice to the Participant and the Stock Option or such Stock-Based Grant shall thereupon become null and void. Notwithstanding the foregoing, the Committee may provide, either at the time of grant or otherwise, that a Stock Option or Stock-Based Grant constituting a Derivative Security is transferrable to the extent that such transferability is permissible under BOTH Rule 16b-3 under the Exchange Act and the form of Registration Statement under which securities issued under the Plan are registered under the Securities Act of 1933.

6.    LIMITATIONS AND CONDITIONS

      (a) Subject to Paragraph 4, the number of shares available for Grants under this Plan shall be 6,437,750 shares of Common Stock reduced by the sum of the aggregate amount of shares issued upon a Grant or become subject to an outstanding Grant. The number of shares subject to Grants under this Plan to any one Participant during any calendar year shall not be more than 4,816,400 shares of Common Stock. To the extent that shares related to outstanding


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Grants are not issued by reason of Grants being forfeited, terminated, cancelled, expire unexercised or delivered or withheld to pay the exercise price or satisfy withholding obligations, then such shares shall again immediately become available for Grants.

      (b) No Grants shall be made under the Plan beyond ten years after the effective date of the amendment and restatement of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

      (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

      (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

      (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both the Corporation and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

      (f) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares subject to any Grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

      (g) No election as to benefits or exercise of any Grant may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

      (h) Any Grant shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

      (i) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

7.    TRANSFERS AND LEAVES OF ABSENCE


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            For purposes of the Plan a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Subsidiary shall not be deemed a termination of employment.

8.    ADJUSTMENTS

      In the event of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number or kind of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

9.    CHANGE IN CONTROL

      Except as otherwise provided in a Grant Agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any award granted under the Plan (including, without limitation, (i) the acceleration of vesting or exercisability of an award, (ii) the expiration of an award following a Change in Control, (iii) the payment of a cash amount in exchange for the cancellation of an award which, in the case of Stock Options may equal the excess, if any, of the fair market value per share of Common Stock over the option price, and/or (iv) the requiring of the issuance of substitute awards that will substantially preserve the value, rights and benefits of any affected awards previously granted hereunder) effective as of the date of the consummation of the Change in Control.

10.   AMENDMENT AND TERMINATION

      The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant. The Committee's authority hereunder shall include, without limitation, amendments to accelerate or waive vesting periods and to extend the exercisability (including to extend or provide for post-termination exercisability) of Stock Options or Stock-Based Grants, provided that such exercisability shall not extend past 10 years from the date of grant of such Stock Options, Stock-Based Grants or Other Stock-Based Grants.

      The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the term of the Plan.

11.   FOREIGN OPTIONS AND RIGHTS


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      The Committee may make Grants to Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.   WITHHOLDING TAXES

      The Corporation shall have the right to deduct from any cash payment made under the Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any Grant that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes by delivery of in shares of Common Stock or by having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and rules and regulations thereunder.

13.   EFFECTIVE DATE AND TERMINATION DATES

      The Plan shall be effective on and as of the date of the approval by the stockholders of the Corporation in its amended and restated form, and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.



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